UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange act 1934

October 29, 2013

(Date of report/date of earliest event reported)

CONSUMERS BANCORP, INC.

(Exact name of registrant as specified in its charter)

OHIO	033-79130	34-1771400
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation or organization)

614 East Lincoln Way

P.O. Box 256

Minerva, Ohio 44657

(Address of principal executive offices)

(330) 868-7701

(Issuer’s telephone number)

N/A

(Former name of former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On October 29, 2013, the following matters were voted upon by the shareholders of Consumers Bancorp, Inc. (Company) at its Annual Meeting of Shareholders:

1) Election of four directors, each to serve a three year term expiring in 2016:

	For	Withheld	Abstentions	Broker Non-Votes
James V. Hanna	1,914,394	3,777	—	—
James R. Kiko, Sr.	1,914,197	3,974	—	—
Frank L. Paden	1,915,054	3,117	—	—
John E. Tonti	1,911,746	6,425	—	—

2) Non-binding advisory resolution to approve the compensation of the named executive officers as disclosed in the Company’s Proxy Statement dated September 24, 2013:

For	Against	Abstentions	Broker Non-Votes
1,895,763	5,711	16,695	—

3) Non-binding advisory resolution on whether the shareholder advisory votes on the compensation of the Company’s named executive officers will occur every 1, 2 or 3 years:

3 Year	2 Year	1 Year	Abstentions	Broker Non-Votes
1,281,216	127,300	471,296	38,357	—

The Board of Directors has decided to include future shareholder advisory votes on the compensation of the Company’s named executive officers every 3 years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Consumers Bancorp, Inc.

Date: November 1, 2013	/s/ Ralph J. Lober, II
Ralph J. Lober, II President and Chief
Executive Officer